Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the ETF Series Solutions, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the ETF Series Solutions for the period ended September 30, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the ETF Series Solutions for the stated period.

/s/Paul R. Fearday Paul R. Fearday President (principal executive officer) ETF Series Solutions	/s/Elizabeth Winske Elizabeth Winske Assistant Treasurer (acting principal financial officer) ETF Series Solutions

Dated: November 26, 2018	Dated: November 26, 2018

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the ETF Series Solutions for purposes of Section 18 of the Securities Exchange Act of 1934.